                                                                    EXHIBIT 3.15



[CANADIAN FLAG PICTURE] Industry Canada      Industrie Canada



CERTIFICATE                                  CERTIFICAT
OF INCORPORATION                             DE CONSTITUTION

CANADA BUSINESS                              LOI CANADIENNE SUR
CORPORATIONS ACT                             LES SOCIETES PAR ACTIONS




4260856 CANADA INC.                          426085-6



--------------------------------             ------------------------------
Name of corporation-Denomination             Corporation number-Numero de
de la societe                                la societe


I hereby certify that the above-             Je certife que la societe
named corporation, the articles              susmentionnee, dont les
of incorporation of which are                statuts constitutifs
attached, was incorporated under             sont joints, a ete constituee
the Canada Business Corporations             en societe en vertu de la Loi
Act.                                         canadienne sur les societes
                                             par actions.



        /s/ [ILLEGIBLE]                  NOVEMBER 10, 2004 / LE 10 NOVEMBRE 2004

     Director - Directeur           Date of Incorporation - Date de constitution


[CANADA LOGO]

[CANADIAN FLAG PICTURE]

Industry Canada              Industrie Canada                              FORM 1                                 FORMULAIRE 1
Canada Business              Loi canadienne sur les                ARTICLES OF INCORPORATION                  STATUTS CONSTITUTIFS
Corporations Act             societes par actions                         (SECTION 6)                              (ARTICLE 6)

------------------------------------------------------------------------------------------------------------------------------------
1. Name of the Corporation                                       Denomination sociale de la societe

                                                        4260856 CANADA INC.

------------------------------------------------------------------------------------------------------------------------------------
2. The province or territory in Canada where the registered      La province ou le territoire au Canada ou est situe le siege social office is situated

   PROVINCE OF ONTARIO

------------------------------------------------------------------------------------------------------------------------------------
3. The classes and any maximum number of shares that the         Categories et le nombre maximal d'actions que la societe est
   Corporation is authorized to issue                            authorisee a emettre
   COMMON SHARES -- UNLIMITED NUMBER

------------------------------------------------------------------------------------------------------------------------------------
4. Restrictions, if any, on share transfers                      Restrictions sur le transfert des actions, s'il y a lieu

   The shares of the Corporation shall not be transferred without the consent of either (i) the directors evidenced by a resolution passed or signed by them and recorded in the books of the Corporation or (ii) the holders of a majority in number of the outstanding voting shares of the Corporation.

------------------------------------------------------------------------------------------------------------------------------------
5. Number (or minimum and maximum number) of directors           Nombre (ou nombre minimal et maximal) d'administrateurs

   MINIMUM 1 MAXIMUM 10 -- the number to be determined by the directors from time to time

------------------------------------------------------------------------------------------------------------------------------------
6. Restrictions, if any, on the business the Corporation         Limites imposees a l'activite commerciale de la societe, s'il y a
   may carry on                                                  lieu

   NOT APPLICABLE
------------------------------------------------------------------------------------------------------------------------------------
7. Other Provisions, if any                                      Autres dispositions, s'il y a lieu

   The number of shareholders of the Corporation is limited to fifty, not including persons who are in the employment of the
   Corporation and persons, who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, two or more persons holding one or more shares jointly being counted as a single shareholder.

   Any distribution of securities of the Corporation to the public or any invitation to the public to subscribe for securities of the Corporation is prohibited.

------------------------------------------------------------------------------------------------------------------------------------
8. Incorporators -- Fondateurs
------------------------------------------------------------------------------------------------------------------------------------
   Name(s) -- Nom(s)             Address (including postal code)                  Signature                Tel No -- No de tel.
                              Adresse (inclure le code postal)
------------------------------------------------------------------------------------------------------------------------------------
BRANDS,                      2200 Alice Nolin Street, Apartment 305           s/DAYLE M. BRANDS            514 847-4596
Dayle M.                           Montreal, Quebec, H4N 3H2

------------------------------------------------------------------------------------------------------------------------------------
NOV 18 2004                                                             426085-6
FOR DEPARTMENTAL USE ONLY - A L'USAGE DU MINISTERE SEULEMENT                                   [CANADA LOGO WITH CANADIAN FLAG]